Exhibit 99.1

EQT Clear to Close Acquisition of Tug Hill and XcL Midstream

PITTSBURGH, August 16, 2023 /PRNewswire/ -- EQT Corporation (NYSE: EQT) (“EQT” or the “Company”) today announced that the U.S. Federal Trade Commission (the “FTC”) has resolved its review of EQT’s agreement with THQ Appalachia I, LLC ("Tug Hill") and THQ-XcL Holdings I, LLC ("XcL Midstream") to acquire Tug Hill's upstream assets and XcL Midstream's gathering and processing assets pursuant to an Agreement Containing Consent Order entered into among the parties to the transactions and the FTC effective as of today. Tug Hill and XcL Midstream are backed by equity commitments from funds managed by Quantum Energy Partners. The parties have now satisfied the condition relating to the Hart-Scott-Rodino Act of 1976, as amended and the rules and regulations promulgated thereunder, required to close the transaction.

President and CEO Toby Z. Rice stated, “We are pleased the FTC has completed its review and we are now able to bring the acquisition of Tug Hill and XcL Midstream to a close. This acquisition will lower EQT’s cost structure, reduce EQT’s development risk, and increase cash flow and net asset value per share, while maintaining our investment grade balance sheet. It will also allow us to continue our progress in making the energy we produce more affordable, reliable, and cleaner.”

EQT expects to close the transaction within the next seven business days.

Investor Contact:
Cameron Horwitz
Managing Director, Investor Relations & Strategy
412.395.2555
Cameron.Horwitz@eqt.com

Media Contact:

Bridget McNie

Director of Communications

412.720.4500

Bridget.mcnie@eqt.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. Learn more at eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding the Company’s plans, expectations, goals, projections relating to the pending transaction involving the Company and Tug Hill and XcL Midstream (the “Acquisition”), including statements relating to the benefits or synergies therefrom and statements regarding the projected impacts on the Company's cost structure, cash flow, net asset value per share and balance sheet; the Company's plans, objectives, strategies, expectations and intentions with respect to the assets to be acquired in such pending Acquisition, including the timing of integration of such assets; and the expected timing of closing the Acquisition.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (NGLs) and oil; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of the Company’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions and other significant transactions, including the pending Acquisition. These and other risks are described under Item 1A, “Risk Factors,” and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other documents the Company files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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